As filed with the Securities and Exchange Commission on March 19, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             COWLITZ BANCORPORATION
             (Exact name of registrant as specified in its charter)

          Washington                                 91-1529841
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                               927 Commerce Avenue
                           Longview, Washington 98632
               (Address of Principal Executive Offices)(Zip Code)

               COWLITZ BANCORPORATION EMPLOYEE STOCK PURCHASE PLAN
                  COWLITZ BANCORPORATION 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                                 Charles Jarrett
                                    President
                             Cowlitz Bancorporation
                      President and Chief Operating Officer
                           Longview, Washington 98632
                                 (360) 423-9800
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                 David R. Wilson
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400

                         CALCULATION OF REGISTRATION FEE

            Title of                    Amount         Proposed maximum       Proposed maximum        Amount of
        securities to be                to be           offering price           aggregate          Registration
          registered(1)             registered(2)        per share(3)        offering price(3)         fee(3)
---------------------------------- ----------------- ---------------------- --------------------- ------------------
   Common Stock, no par value          385,000               $5.71               $2,198,350            $666.17
   Common Stock, no par value          281,435              $13.00               $3,658,655           $1,108.68


          (1) Pursuant to Rule 457(h) of the  Securities Act of 1933, as amended
     (the "1933  Act"),  the amount of shares to be  registered  is the  maximum amount of shares  issuable  herein.  As of March 18,  1998,  there were (i)
     141,435  shares  issuable under the Cowlitz  Bancorporation  Employee Stock
     Purchase  Plan,  and  (ii)  525,000  shares   issuable  under  the  Cowlitz
     Bancorporation  1997 Stock  Option Plan  (collectively  the  "Plans").  The figures herein  represent good faith  estimates of the aggregate  number of shares  of  Common  Stock  of the  Registrant  which  may be  purchased  by participants pursuant to the plans.

          (2) Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(h) under the  Securities  Act of 1933, as amended.
     As of March 18, 1998,  there are  outstanding  options to purchase  385,000 shares of Common  Stock  pursuant to the Plans,  with an exercise  price of
     $5.71 per share. As of March 18, 1998,  there are 281,435 shares  available for grant under the Plans that are not subject to outstanding options, with a proposed  maximum  offering price of $13.00,  which is the average of the high and low prices for one share of Common Stock as reported by the NASDAQ
     National Market System on March 18, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act of 1933, as amended, and the instructional Note to Part I of Form S-8, the information required by
Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents filed by Cowlitz Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) The prospectus dated March 11, 1998 constituting Part I of the Registration Statement No. 333-44355 on Form S-1 which became effective on March 11, 1998, containing audited financial statements for the Registrant's latest fiscal year; and

          (2) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A, dated February 25, 1998, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on March 5, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Sections   23B.08.500  through   23B.08.600  of  the  Washington   Business
Corporation  Act  authorize  a court  to  award,  or a  corporation's  board  of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of the Registrant's Amended and Restated Articles of Incorporation (Exhibit 4.2 hereto) provides for indemnification of the Registrant's directors to the maximum extent permitted by Washington law, and also permits the Registrant's board of directors to indemnify the Registrant's officers, employees and agents. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its
Shareholders for monetary damages for acts or omissions as a director. Article VII of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing such limitations on a director's liability to the Registrant and its Shareholders, except in certain circumstances involving (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution to stockholders, or (iv) any transaction from which the director derived an improper personal benefit.

     The proposed form of Underwriting Agreement (Exhibit 1.1 hereto) contains certain provisions regarding the indemnification of officers and directors of the Registrant by the Underwriters.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

 4.1      Cowlitz Bancorporation Employee Stock Purchase Plan*

 4.2      Cowlitz Bancorporation 1997 Stock Option Plan*

 4.3      Form of Stock Option Agreement*

 4.4      Form of Restated and Amended Articles of Incorporation of the
          Registrant*

 4.5      Bylaws of the Registrant*

 5.1      Opinion of Foster Pepper & Shefelman PLLC*

 23.1 Consent of Foster Pepper & Shefelman (included in its opinion filed as Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP*

 24.1 Power of Attorney (included on the signature page of this Registration Statement)

 * Incorporated by reference from the Registrant's Registration Statement No. 33-44355 on Form S-1.

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longview, State of Washington on March 19, 1998.

                             COWLITZ BANCORPORATION


                        By:  /s/ Charles W. Jarrett
                             Charles W. Jarrett
                             President, Chief Operating Officer and Director


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Charles R. Jarrett, Benjamin Namatinia, and Donna P. Gardner, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on March 19, 1998.

/s/ Benjamin Namatina
    Benjamin Namatinia       Chairman of the Board, Chief Executive Officer

/s/ Charles W. Jarrett
    Charles W. Jarrett       President, Chief Operating Officer and Director
                              (Principal Executive Officer)

/s/ Donna P. Gardner
    Donna P. Gardner          Vice President, Secretary/Treasurer
                               (Principal Financial Officer)

/s/ James A. Wills
    James A. Wills            Vice President


/s/ Larry M. Larson
    Larry M. Larson           Director


/s/  Mark F. Andrews
     Mark F. Andrews          Director


/s/ E. Chris Searing
    E. Chris Searing          Director


                               INDEX TO EXHIBITS

Exhibit              Description                                                    Page

4.1       Cowlitz Bancorporation Employee Stock Purchase Plan*                       --
4.2       Cowlitz Bancorporation 1997 Stock Option Plan*                             --
4.3       Form of Stock Option Agreement                                             --
4.4       Form of Restated and Amended Articles of Incorporation of the              --
           Registrant*
4.5       Bylaws of the Registrant*                                                  --
5.1       Opinion of Foster Pepper & Shefelman PLLC*                                 --
23.1      Consent of Foster Pepper & Shefelman (included in its opinion              --
           filed as Exhibit 5.1)
23.2      Consent of Arthur Andersen LLP*                                            --
24.1      Power of Attorney (included on the signature page of this                   6
           Registration Statement)

*        Incorporated by reference from the Registrant's Registration
          Statement No. 33-44355 on Form S-1.
